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                                                                    Exhibit 10.7

                             WESTBOROUGH OFFICE PARK
                                 BUILDING TWO

                              1900 WEST PARK DRIVE
                                 WESTBOROUGH, MA

                           THIRD AMENDMENT TO AMENDED
                               AND RESTATED LEASE

                                DECEMBER 31, 1990



        LANDLORD:                        WRC PROPERTIES, INC., a Delaware
                                         corporation

        TENANT:                          MediQual Systems, Inc.

        PREMISES RENTABLE AREA:          Approximately 4,305 square feet
                                         located on the first floor of the
                                         Building

ORIGINAL
LEASE DATA

        LEASE TERM
        COMMENCEMENT
        DATE:                            On or about March 1, 1984

        LEASE TERM
        EXPIRATION
        DATE:                            On or about February 28, 1989

        AMENDMENTS TO
        ORIGINAL LEASE:                  First Amendment dated in April of 1989
                                         adding to the Premises Rentable Area
                                         "New Space" consisting of 2,668 square
                                         feet of Premises Rentable Area.

                                           The terms of the original Lease and
                                           of the First Amendment were
                                           incorporated in the Amended and
                                           Restated Lease dated July 21, 1986.
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                 LANDLORD:               WRC PROPERTIES, INC., a Delaware
                                         corporation

                 TENANT:                 MediQual Systems, Inc.

                 PREMISES RENTABLE
                 AREA: Approximately 15,526 square feet located on the first and second floors of the Building


AMENDED AND
RESTATED
LEASE DATA

                LEASE TERM
                COMMENCEMENT DATE:       August 1, 1986

                LEASE TERM
                EXPIRATION DATE:         July 31, 1991

                PREVIOUS AMENDMENTS
                TO AMENDED AND
                RESTATED LEASE:          First Amendment dated September 22,
                                         1987 extending the Term of the Lease
                                         for a one month period terminating on
                                         August 31, 1991.

                                         Second Amendment dated July, 1989,
                                         adding approximately 4,315 square feet
                                         of Premises Rentable Area located on
                                         the second floor of the Building and
                                         848 square feet of Premises Rentable
                                         Area located on the first floor of the
                                         Building (the "Second Amendment
                                         Premises Rentable Area"), and amending
                                         the Term of the Lease in respect of all
                                         20,689 square feet of Premises Rentable
                                         Area (the "Entire Premises") by
                                         extending the Expiration Date to August
                                         31, 1992.

               THIRD AMENDMENT:          This Third Amendment to Amended and
                                         Restated Lease (the "Third Amendment"),
                                         amending and extending the Term of the
                                         Lease in respect of the Entire Premises
                                         for a six (6) year term commencing
                                         October 1, 1990, and terminating
                                         September 30, 1996, (the "Third
                                         Amendment Term").
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             LEASE:                      The Amended and Restated Lease,
                                         together with all amendments thereto

        WHEREAS, Tenant desires to amend the Term of the Lease by extending same for the Third Amendment Term; and

        WHEREAS, Landlord is willing to so amend the Term of the Lease upon the terms and conditions set forth in this Third Amendment

        NOW, THEREFORE, the Lease is amended as provided herein and this Third amendment supersedes and replaces all provisions of the Lease modified hereby.

        (1) Demise of Entire Premises. The demise of the Entire Premises for the Third Amendment Term shall be upon all of the same terms and conditions of the Lease except:

         A. Tenant shall make no payment of Basic Rent for each of the first six
            (6) months of the first year of the Third Amendment Term. Basic Rent for the first year of the Third Amendment Term shall be One Hundred Twenty-Four thousand One Hundred Thirty-Four and 00/100 ($124,134.00) Dollars (i.e., Twelve and 00/100 ($12.00) Dollars per
            square foot Premises Rentable Area per annum)

            Tenant shall make monthly payments of half the monthly payment of Basic Rent for each of the first ten (10) months of the second year of the Third Amendment Term. Basic Rent for the second year of the Third Amendment Term shall be One Hundred Sixty-Eight Thousand Nine Hundred Sixty and 24/100 ($168,960.24) Dollars (i.e., Fourteen and 00/100 ($14.00) Dollars per square foot Premises Rentable Area Der annum).

            Basic Rent for the third year of the Third Amendment Term shall be Three Hundred Seventy-Two Thousand Four Hundred Two and 00/100 ($372,402.00) Dollars (i.e., Eighteen and 00/100 ($18.00) Dollars
            per square foot Premises Rentable Area per annum).

            Basic Rent for each of the fourth, fifth, and sixth years of the Third Amendment Term shall be Four Hundred Thirteen Thousand Seven Hundred Eighty and 00/100 ($413,780.00) Dollars (i.e., Twenty and 00/100 ($20.00) Dollars per square foot Premises Rentable Area per annum) for each year.


         B. Monthly Payments of Basic Rent for the first year of the Third Amendment Term shall be Twenty Thousand Six Hundred Eighty-Nine and 00/100 ($20,689.00) Dollars per month, except that Tenant shall make no monthly payments
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            Basic Rent for the first six (6) months of the first year of the
            Third Amendment Term.

            Monthly payments of Basic Rent for each of the first ten (10) months of the second year of the Third Amendment Term shall be Twelve Thousand Sixty-Eight and 00/100 ($12,068.00) Dollars per month. Monthly payments of Basic Rent for each of the last two (2) months of the second year of the Third Amendment Term shall be Twenty-Four Thousand One Hundred Thirty-Seven and 17/100 ($24,137.17) Dollars per month.

            Monthly payments of Basic Rent for the third year of the Third Amendment Term shall be Thirty-One Thousand Thirty-Three and 50/100 ($31,033.50) Dollars per month.

            Monthly payments of Basic Rent for the fourth, fifth, and sixth years of the Third Amendment Term shall be Thirty-Four Thousand Four Hundred Eighty One and 67/100 ($34,481.67) Dollars per month.

               Basic Rent                                   Monthly Payment
 Year 1        $124,134.00            Mos. 1-6              -0
                                      Mos. 7-12             $20,689.00

 Year 2        $168,960.24            Mos. 1-10             $12,068.59
                                      Mos. 11-12            $24,137.17
 Year 3        $372,402.00                                  $31,033.50
 Year 4        $413,780.00                                  $34,481.67
 Year 5        $413,780.00                                  $34,481.67
 Year 6        $413,780.00                                  $34,481.67

        (2) Escalation Factor. 23.64%, as computed in accordance with the Escalation Factor Computation, namely: Premises Rentable Area divided by 95% of Building Rentable Area.

        (3) Base Expenses. Base Real Estate Taxes: Real Estate Taxes for the fiscal year ended June 30, 1990.

        Base Operating Expenses: Operating Expenses for the calendar year ending December 31, 1990.

        (4) Free Rent. Tenant shall make no payments of Basic Rent for each of the first six (6) months of the first year of the Third Amendment Term (the "Free Rent Period"). However, Tenant shall pay all other costs and expenses associated with its
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occupancy of the Entire Premises for the Free Rent Period. Tenants monthly payments of half the monthly payment of basic Rent for the first ten months of Year 2 reflect five months of Free Rent. Tenant shall pay in full all other costs associated with its occupancy of the Entire Premises for said ten month period.

        (5) Option to Terminate the Lease. On the condition that at the time of the exercise of the hereinafter defined option, Tenant is not in default of any of its covenants or obligations under the Lease and that Tenant is itself then occupying the Entire Premises, Tenant shall have the option to terminate the Lease (the "Option") at any time after the fifth anniversary of the commencement date of the Third Amendment Term. Such termination shall be effective twelve months from the date of Tenant's written exercise of the Option. If Tenant exercises the Option, Tenant shall pay to landlord a termination fee of Four Hundred Thirteen Thousand Seven Hundred Eighty and 00/100 ($413,780.00) Dollars (the "Termination Fee") plus all estimated Escalation Charges for the twelve month period during which the termination is effective. Tenant shall pay the Termination Fee upon Tenant's exercise of the Option.

        (6) Letter of Credit.

        (a) Tenant shall deposit with Landlord a letter of credit as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease. If Tenant defaults in respect of any of the terms, provisions and conditions of the Lease beyond the expiration of any applicable grace period, including, but not limited to, the payment of Basic Rent and Additional Rent, Landlord may draw on the bank issuing such letter of credit at sight for any or all of the balance remaining under such letter of credit and use, apply or retain the whole or any part thereof to the payment of any Basic Rent, Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of the Lease, including, but not limited to, any damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event of a sale of the Land and/or the Building or the leasing of the building, Landlord shall have the right to transfer the letter of credit to the transferee, assignee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant shall look solely to the new landlord for the return of said security; the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. if the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained.
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        (b)  The letter of credit required shall be an irrevocable commercial letter of credit in the aggregate amount of $360,000 in form and substance, and issued by a member bank of The New York Clearinghouse Association or other bank acceptable to Landlord, payable upon the presentation by Landlord to such bank of a sight-draft, together with a certificate executed by an officer of Landlord to the effect that Landlord is entitled to payment of Tenant's commercial letter of credit pursuant to this paragraph, which letter of credit shall provide for its continuance for the period of at least thirty (30) months from the date of its issue. The letter of credit shall be deposited and maintained with Landlord and held by Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease and in the event that (i) any default occurs under the terms of the Lease which default continues beyond the applicable grace period, or (ii) Landlord transfers its rights, title and interest under the Lease to a third party and the bank issuing such letter of credit does not consent to the transfer of such letter of credit to such third party, then Landlord may draw on such letter of credit, and the proceeds of such letter of credit shall be held and applied as security and be replenished, if necessary, as provided above.

        (c) The letter of credit shall be in the amount of Three Hundred Sixty Thousand and 00/100 ($360,000.00) Dollars and shall automatically reduce by Seventy-Two Thousand and 00/100 ($72,000.00) Dollars at the end of every six
(6) month period of the Term of the Lease. The letter of credit shall be extinguished after the thirtieth (30th) month of the Term of the Lease. Tenant shall pay all costs associated with obtaining and maintaining the letter of credit in accordance with the terms of this Paragraph 6. landlord shall reimburse Tenant for all such costs within 30 days of Landlord's receipt from Tenant of a copy of an invoice for same which has been paid by Tenant.

        (7) Condition of the Premises. The Entire Premises are being leased to Tenant in their present condition, "as is" as of the execution of this Third Amendment.

        (8) Requirement of Written Notice. The notice required to be given to Tenant pursuant to Section 13.1 (a) (i) and (ii) of the original lease shall be in writing.

        (9)  Broker. Leggat McCall, Grubb & Ellis.
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        (10) Agent. Leggat McCall Properties Management. Inc.

        WHEREFORE, the parties have hereunto set their hands and date first seals as of the date written above.

 LANDLORD:                                   TENANT:
 WRC PROPERTIES, INC.                        MEDIQUAL SYSTEMS, INC.

 By: /s/ Richard Usas
     Richard Usas, Assistant Secretary       By: /s/ John L. Kordash
     Hereunto Duly Authorized                    John L. Kordash, President
                                                 Hereunto Duly Authorized
                                                 pursuant to Clerk's
                                                 Certificate attached hereto.